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Exhibit 99.1
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FOR IMMEDIATE RELEASE:                                                      NEWS
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January 4, 2002                                      Nasdaq National Market-ACTT

                        ACT TELECONFERENCING ANNOUNCES
                      COMPLETION OF PROXIMITY ACQUISITION

      Acquisition of one of world's largest room-based videoconferencing service providers will enable ACT to offer customers unparalleled worldwide conferencing reach

DENVER, Colorado and BURLINGTON, Vermont - ACT Teleconferencing, Inc. (Nasdaq National Market-ACTT), a full-service global provider of audio, video, data and Internet conferencing products and services, today announced the completion of its acquisition of Proximity, Inc., one of the world's largest providers of room-based videoconferencing services.

Final terms of the acquisition included a total consideration of approximately $4.8 million comprised of 350,000 restricted ACT common shares at a negotiated value of $10 per share, $500,000 in cash and $800,000 in a two-year unsecured promissory note bearing interest at 8% per year. Based on the achievement of certain financial targets, Proximity shareholders may also receive up to an additional 150,000 ACT shares over the next 24 months.

Proximity is a recognized leader in high-quality, room-based videoconferencing services worldwide. Founded in January 1995, the company has more than 2,000 clients around the world including numerous Fortune 100 corporations. Customers are able to conduct small or large-scale videoconferences from more than 3,500 sites in 1,125 cities worldwide. The company also produces large-scale videoconferencing events and provides corporate videoconferencing consulting and outsourcing services.

Gerald D. Van Eeckhout, chairman of ACT Teleconferencing, said, "The acquisition of Proximity gives ACT unparalleled global capabilities in the wide-ranging video, audio, data and Internet conferencing industry. We can now more effectively fulfill the high demand for videoconferencing and electronic collaboration services around the world with over 3,500 locations in 40 countries."

Robert C. Kaphan, Proximity's president and co-founder, said, "By joining forces with an industry leader like ACT, we will now be able to offer our customers a full-range of the highest quality conferencing services available today. Furthermore, in conjunction with the videoconferencing services ACT recently acquired from PictureTel, we can provide a true one-stop shop for all of our customer's worldwide videoconferencing needs. As a result, Proximity is aiming to increase its 5-year, 36% real compound annual growth rate."

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Van Eeckhout reiterated that although the objective of the acquisition was for strategic purposes including the addition of Proximity's locations, customers, software and management systems, he expected it to be accretive to ACT's revenue and earnings. "Proximity is presently at a post-September 11 run rate of $8 million per year. At current run rates, the acquisition should add approximately 15% to ACT's 2002 revenue growth rate."

About ACT Teleconferencing

Established in 1990, ACT Teleconferencing, Inc. is an independent provider of audio, video, data and Web conferencing products and services to corporations, educational organizations and governmental entities worldwide. The Company's headquarters are located in Denver with service delivery centers and sales offices in Boston, Dallas, Denver, Toronto, Ottawa, London, Paris, Brussels, Amsterdam, Frankfurt, Hong Kong, Singapore, Sydney and Adelaide. ACT's Internet address is www.acttel.com.

About Proximity

Headquartered in Burlington, Vermont, Proximity is one of the world's largest and most well regarded providers of videoconferencing services. With access to more than 3,500 videoconferencing sites worldwide and growing daily, the company's network assures clients of high quality videoconferencing capabilities virtually anytime, anywhere. Proximity's Internet address is www.proximity.com.

Statements made in this news release that are not historical facts may be forward-looking statements. Actual results may differ materially from those projected in any forward-looking statement. Important factors that could cause actual results to differ materially from those anticipated by any forward-looking information include, but are not limited to, future economic conditions, competitive services and pricing, new competitor entry, the delivery of services under existing contracts and other factors. For a more detailed description of the factors that could cause such a difference, please see ACT's filings with the Securities and Exchange Commission. ACT disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This information is presented solely to provide additional information to further understand the results of ACT.

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CONTACTS:
ACT Teleconferencing, Inc.                       Pfeiffer High Public Relations, Inc.
Liza Rygg, IR/Corporate Communications Manager   KC Ingraham or Jay Pfeiffer
Ph: 303/235-9000                                 Ph: 303/393-7044
E-mail: lrygg@corp.acttel.com                    E-mail: kc@pfeifferhigh.com
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Proximity, Inc.
Robert C. Kaphan, President
Ph: 800/433-2900 ext. 2901
E-mail: bkaphan@proximity.com
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